Exhibit 23.6


                     Consent of Independent Accountants



We consent to the inclusion in this registration statement on Form F-1
(File No. ) of our reports dated June 15, 1998, on our audits of the financial statements of MIH Limited and the Acquired MIH Businesses (predecessor to MIH Limited). We also consent to the reference to our firm under the caption "Experts".


                                                      /s/ Coppers & Lybrand

Johannesburg,                                         Coopers & Lybrand
Republic of South Africa
March 11, 1999